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                                                                   Exhibit 99(a)


FOR IMMEDIATE RELEASE                            Press Contact: Mary Rekenthaler
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                                                                    703/934-3086
Investor Contact: Tim O'Connor
800/713-9910

KAISER GROUP INTERNATIONAL ANNOUNCES SALE OF ITS ENGINEERING OPERATING UNITS

FAIRFAX, VA, June 9, 2000 - Kaiser Group International, Inc. (OTCBB: KSRG) announced today that plans have been finalized for the sale of its two engineering operating units for a total of approximately $40 million in cash.

Kaiser will sell its infrastructure and facilities business to Earth Tech Holdings, Inc., a unit of Tyco International, Ltd. (NYSE: TYC; LSE: TYI; BSX:
TYC). Kaiser's metals, mining and industry business will be sold to The Hatch Group of Canada, a leading provider of engineering services to the metals and mining sectors. Kaiser will retain its Netherlands subsidiary that performs the contract related to the Nova Hut steel mini-mill project in the Czech Republic and will be supported by Hatch in the completion of that project. Kaiser will also retain its 50% interest in Kaiser-Hill Company, LLC.

These transactions result from a study of strategic alternatives for the Company's engineering operations undertaken this year in connection with the
ongoing restructuring of Kaiser's debt.   "There is a clear trend toward
consolidation in the engineering and construction business, and that is particularly true as to companies such as ours that compete for major projects on a worldwide basis," said James J. Maiwurm, Chairman and Chief Executive Officer of Kaiser Group International, Inc. "This was a difficult decision to reach, but we reluctantly concluded that the demands of today's marketplace are such that a stand-alone plan was not in the best interests of our stakeholders going forward. Earth Tech and Hatch bring the skill sets, critical mass, and financial strength necessary to ensure growth in the lines of business that Kaiser operates. Both of these companies provide an excellent strategic and operational fit. We are confident they will provide stability and opportunity for our valued clients and employees, and extend the legacy of Kaiser Engineers to a bright new future."

"The acquisition of Kaiser's infrastructure and facilities business further strengthens Earth Tech's commitment to strategic growth in the global marketplace," said Diane C. Creel, Earth Tech's President. "We will leverage Kaiser's expertise and reputation to better serve our clients with expanded capabilities in transit and transportation, water/wastewater, facilities design and construction, and microelectronics and clean technology."

Hatch President and CEO Ron Nolan said, "Kaiser's storied tradition and name recognition worldwide, as well as the skills and experience that Kaiser's employees bring to Hatch's existing capabilities, will strengthen our position as a premier global player in the metals, mining and industry sectors. The match between our two companies is excellent as we continue to bring high-quality and cost-effective engineering services to our clients."

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Kaiser expects to complete the two sales through a voluntary filing of a Chapter
11 reorganization. Kaiser believes that a Chapter 11 reorganization is the quickest and most efficient means to complete both the sales transactions and the related restructuring of Kaiser's existing indebtedness. Kaiser hopes to complete the sales before the end of July and to complete its reorganization by late summer. Kaiser Engineers, Inc. and certain of Kaiser's other domestic subsidiaries will be included in the reorganization filings. Kaiser's foreign subsidiaries outside of North America and the affiliates that own Kaiser's interest in Kaiser-Hill Company, LLC will not be included in the filings.

Kaiser plans to retain its 50 percent ownership of Kaiser-Hill Company, LLC, the contractor for clean up and closure of the Department of Energy's (DOE's) Rocky Flats site in Colorado. Kaiser and its partner, CH2M Hill, will continue to manage the Kaiser-Hill Company, LLC. Both firms foresee no management, employee, or operational changes with respect to the Rocky Flats project.

Maiwurm explained: "The pre-packaged Chapter 11 reorganization is supported by the largest holders of our $125 million of Senior Subordinated Notes and is designed so as not to affect Kaiser-Hill's performance at Rocky Flats. We will emerge from the reorganization as a debt-free company without the burdens of historical problems. We will be a stronger partner for the DOE and CH2M Hill, and we will remain committed to supporting the 2006 closure of the Rocky Flats site."

"This filing should not be misinterpreted," emphasized Maiwurm. "We are proceeding through Chapter 11 as a vehicle to complete the restructuring begun last year and to conclude the sales of our engineering operating units. We have the cash on hand and revenue from ongoing operations to meet Kaiser's operational needs during the reorganization."

Kaiser will operate its business as usual pending the completion of the sales transactions. For example, Kaiser will continue to perform work under its existing contracts without impacting its ongoing subcontractor/vendor relationships. Kaiser expects that the reorganization will have little effect, if any, on its ongoing clients, partners, subcontractors and vendors. In addition, there are not expected to be any changes regarding wages, salaries and benefits of current employees.

Under the terms of the restructuring agreed to with major holders of Kaiser's Senior Subordinated Notes, holders of those notes are expected to receive a combination of preferred and common stock of a new holding company in exchange for their existing notes. The interests of existing common stockholders will be very substantially diluted. The precise terms of Kaiser's revised capital structure will be described in a disclosure statement to be disseminated following approval of the Federal Bankruptcy Court in Delaware.

Additional information will be available toll-free by calling 800/713-9910.



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About Kaiser Group International
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Headquartered in Fairfax, Virginia, Kaiser Group International is one of the
United States' leading providers of engineering, project management, construction management, and program management services. Its more than 3,000 employees, located in 30 offices around the world, serve the market areas of transit and transportation; alumina/aluminum and mining/minerals; facilities and water/wastewater; iron and steel; and microelectronics and clean technology. Kaiser Group International, Inc., the parent company of Kaiser Engineers, reported gross revenue of more than $870 million for the 12 months ended December 31, 1999. All references to Kaiser indicate Kaiser Group International, Inc. and any of its subsidiaries.


About Earth Tech Holdings, Inc.
-------------------------------

Headquartered in Long Beach, California, Earth Tech Holdings, Inc. is a global water, environmental, and construction management company serving government, commercial, and industrial clients. An international leader in contract operations for public and private water and wastewater plants, the firm also provides financing for design/build/operate projects for municipal public works and private industry. Additional services include remediation, transportation, waste management, and architecture.


About The Hatch Group
---------------------

Headquartered in Mississauga, Ontario, Hatch is a global supplier of technical and strategic services, including consulting, process development, engineering, information technologies, project management and construction to the mining, metallurgical, infrastructure and energy industries worldwide. With more than 3,000 employees in 40 offices worldwide, the employee-owned Hatch Group has annual fees of more than $300 million.


Forward-Looking Statements and Certain Factors Affecting Kaiser and Its
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Businesses
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This release contains "forward-looking statements" within the meaning of the
Private Securities Litigation Reform Act of 1995, which are identified by the use of forward-looking terminology such as "may," "will," "could," "should," "expect," "believe," "anticipate," "aim," "intend," "plan," "estimate," or "continue" or the negative thereof or other variations thereof. Such forward-looking statements are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates, that may cause actual results to differ materially from those stated or implied by these forward-looking statements. These forward-looking statements also are subject to company-specific risks and uncertainties, such as: the company's access to commercial lines of credit and commercially satisfactory contract performance guarantee mechanisms, including performance bonds; the performance of Kaiser-Hill Company, LLC under its new contract with the U.S. Department of Energy concerning provision of services at the DOE's Rocky Flats (Colorado) site; and the company's ability to: maintain existing contracts (including contracts with the federal government) at their existing or at improved levels, accurately estimate and recover costs incurred on fixed-price contracts, sign new contracts in established or new markets (including international markets), conclude and implement successfully certain acquisitions and joint-venture relationships, retain and attract key personnel, manage significant contingent liabilities arising out of prior operations and contacts, manage cash flow and liquidity needs, and avoid significant environmental fines, penalties and liabilities.


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